                                                                       EXHIBIT 1

                                5,000,000 SHARES

                         EMMIS BROADCASTING CORPORATION

                 CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE





                             UNDERWRITING AGREEMENT






                                 May ___, 1998



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                                                                   May ___, 1998


Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
A. G. Edwards & Sons, Inc.
Goldman, Sachs & Co.
NationsBanc Montgomery Securities LLC
Schroder & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036

Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
Donaldson, Lufkin & Jenrette International
Lehman Brothers International (Europe)
A.G. Edwards & Sons, Inc.
Goldman Sachs International
J. Henry Schroder & Co. Limited
NationsBanc Montgomery Securities LLC
c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England


Dear Sirs and Mesdames:


     EMMIS BROADCASTING CORPORATION, an Indiana corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of 4,625,000 shares of Class A Common stock, par value $.01 per share (the "COMPANY SHARES"), and Jeffrey H. Smulyan (the "SELLING SHAREHOLDER" and, together with the Company, the "SELLERS") proposes to sell to the several Underwriters an aggregate of 375,000 shares of Class A Common Stock, par value $.01 per share ( the "SHAREHOLDER SHARES" and, together with the Company Shares, the "FIRM SHARES").

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     It is understood that, subject to the conditions hereinafter stated,
4,000,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,000,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., A. G. Edwards & Sons, Inc., Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Credit Suisse First Boston (Europe) Limited, Donaldson, Lufkin & Jenrette International, Lehman Brothers International (Europe), A.G. Edwards & Sons, Inc., Goldman Sachs International,
J. Henry Schroder & Co. Limited and NationsBanc Montgomery Securities LLC shall act as representatives (the "INTERNATIONAL REPRESENTATIVES" and, together with the U.S. Representatives, the "REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS."

     The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 750,000 shares of its Class A Common Stock, par value $.01 per share (the "ADDITIONAL SHARES"), if and to the extent that the U.S. Representative shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES".
The shares of Class A Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. Two prospectuses will be used in connection with the offering and sale of the
Shares: the U.S. prospectus (which is contained in the Registration Statement), to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus (which is identical to the U.S. prospectus, except for the cover page thereof), to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the

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"SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT";
the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

           (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

           (b) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

             (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such

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      qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (d) Each subsidiary of the Company has been duly formed, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate, partnership or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in
      Schedule III hereto, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

           (e) This Agreement has been duly authorized, executed and delivered by the Company.

           (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

           (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

           (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

           (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except

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      such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

           (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

           (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

           (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

           (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (n) Except for real property owned by 1050 Limited Partnership (which the Company and its subsidiaries do not control) and except for activities, conditions, circumstances or matters that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole:

             (A) excluding such customary amounts as may be lawfully generated, stored, used, treated, disposed of, or otherwise handled or located at a property, neither the Company nor its subsidiaries has caused or suffered to occur any release of any substance, pollutant or waste listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as the same may now or hereafter be amended, or in the United States Environmental



                                       6


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                  Protection Agency (the "EPA") List of Hazardous Substances and
                  Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended (a "Hazardous Substance") on, in, under or from any real property owned or leased by the Company or its subsidiaries (each, a "Property"), and no condition exists on, in, under or from any Property, to the knowledge of the Company, that could result in the incurrence of liabilities or any violations of any Environmental Law (as defined below) or cause or constitute a health, safety or environmental hazard to any property, person or entity;

             (B) neither the Company nor its subsidiaries has received any notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property;

             (C) neither the Company nor its subsidiaries has received any notice from any governmental authority having the duty or authority to promulgate, implement or enforce any Environmental Law claiming any violation of any Environmental Law; and

             (D) no Property is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the EPA or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law.

           The representations set forth in paragraphs (A) through (D) above are true and correct to the knowledge of the Company after due inquiry with respect to real property owned by 1050 Limited Partnership.

           As used in this paragraph, "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.
      Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29

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      U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act,
      as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.

           (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (p) Except as set forth in Exhibit C, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

           (q) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

           (r) Neither the Company nor any subsidiary (other than Emmis Meadowlands Corporation and Emmis 1380 AM Radio Corporation of St. Louis) is or has been a "United States real property holding corporation" within the meaning of Section 897 (c)(2) of the Internal Revenue Code of 1986, as amended, during the applicable period specified in Section 897
      (c)(1)(A).

           (s) Except for such FCC consents and approvals that have already been obtained and are currently in effect, no consent or approval of the FCC is required under the Communications Act of 1934, as amended, and the regulations promulgated thereunder (the "COMMUNICATIONS LAWS") for the issuance and sale under this Agreement by the Company of the Shares. The execution, delivery and performance of this Agreement in accordance with the terms hereof by the Company does not violate the Communications Laws.

           (t) Except as described in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998, the Company and the following subsidiaries of the Company (the "SUBSIDIARIES") hold all necessary authorizations, approvals, consents, orders, licenses, certificates and permits

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

      issued by the FCC to own and to operate their respective radio broadcast stations (the "STATIONS") as identified below (all such held FCC authorizations, approvals, consents, orders, licenses, certificates and permits of the Subsidiaries collectively, "FCC LICENSES"):


Corporation                                            Station
-----------                                            -------
Emmis FM License Corporation of St. Louis              KSHE-FM
Emmis 104.1 FM Radio License Corporation of St. Louis  WALC-FM
Emmis 106.5 FM License Corporation of St. Louis        WKKX-FM
Emmis FM License Corporation of Indianapolis           WENS-FM
Emmis AM Radio License Corporation of Indianapolis     WIBC-AM
Emmis FM Radio License Corporation of Indianapolis     WNAP-FM
Emmis 105.7 FM Radio License Corporation of
 Indianapolis                                          WTLC-FM
Emmis 1310 AM Radio License Corporation of
 Indianapolis                                          WTLC-AM
Emmis FM License Corporation of Chicago                WKQX-FM
Emmis License Corporation of New York                  WQHT-FM
Emmis Radio License Corporation of New York            WRKS-FM
KPWR License, Inc.                                     KPWR-FM

           (u) Except as set forth in the Prospectus, there are no proceedings pending or threatened in writing under the Communications Laws against the Company, the Subsidiaries or the Stations before or by the FCC or any court having jurisdiction over matters arising under the Communications Laws, relating to any invalidity, revocation or modification of any FCC Licenses, or the violation of the Communications Laws, that would reasonably be expected to have a material adverse effect upon the condition (financial or other), business or properties of the Company and the Subsidiaries taken as a whole.

           (v) The consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement and any amendment or supplement thereto, present fairly in all material respects the financial position, results of operations and changes in cash flows of the Company and its subsidiaries consolidated, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results

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      for such periods have been made.  The pro forma financial information filed as part of the Registration Statement and the Prospectus or incorporated therein by reference and any amendment or supplement thereto has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and the assumptions used in the preparation thereof are, in the Company's opinion, reasonable. The summary financial and statistical data included in the Registration Statement and any amendment or supplement thereto presents fairly the information shown therein and have been compiled on a basis consistent with such financial statements and the books and records of the Company.

           (w) Except as set forth on Exhibit C, no holder of any security of the Company has any right, not effectively satisfied or waived, to require inclusion of shares of common stock or any other security of the Company in the Registration Statement.

           2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

           (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

           (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of his obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and Norman H. Gurwitz, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of his obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

           (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal

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      right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

           (d) The Shares to be sold by such Selling Shareholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

           (e) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

           (f) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

           (g) All information furnished by or on behalf of the Selling Shareholder for use in the Registration Statement or Prospectus is, and on the Closing Date will be, true, correct and complete and does not, and on the Closing date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, in light of the circumstances under which it was provided, not misleading.

           3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller the respective numbers of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedules I and II hereto opposite the name of such Underwriter bears to the total number of Firm shares at U.S.$_____ a share ("PURCHASE PRICE").

           On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 750,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

     Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) the grant by the Company of options or the issuance by the Company of shares of Common Stock pursuant to the Company's 1986 Stock Incentive Plan, 1992 Nonqualified Stock Option Plan, 1994 Equity Incentive Plan, 1995 Equity Incentive Plan, 1997 Equity Incentive Plan or Non-Employee Director Stock Option Plan, or (D) transactions by the Selling Shareholder in connection with a renewal or refinancing of the credit arrangements by and among the Selling Shareholder, BankBoston, N.A. and Long Lane Master Trust II. In addition, the Selling Shareholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, he will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the Public Offering

Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May __, 1998, or at such other time on the same or such other date,
not later than May __, 1998, as shall be designated in writing by you.   The
time and date of such payment are hereinafter referred to as the "CLOSING
DATE".

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 1998, as shall be designated in writing by the
U.S. Representatives.   The time and date of such payment are hereinafter
referred to as the "OPTION CLOSING DATE".

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [_______] (New York City time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

           (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
             development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Bose McKinney & Evans, outside counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (ii) each subsidiary of the Company has been duly formed, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate, partnership or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                  (iv) the shares of Common Stock (including the shares to be sold by the Selling Shareholder) outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                  (v) all of the issued equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in Schedule III hereto, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (vi) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                  (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

                  (ix) the statements (A) in the Prospectus under the captions "Summary -- Recent Developments," "-- SF Acquisition," "-- Wabash Valley Acquisition," "-- WQCD Acquisition," "Business -- Television Stations," "-- Competition," "Principal and Selling Shareholders," "Description of Capital Stock," "Certain U.S. Federal Tax Consideration for Non-U.S. Holders of Class A Common Stock," and "Underwriters", (B) in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998 under the captions "Business -- Pending Transactions," "-- Competition," "Properties," "Legal Proceedings", (C) in the description of the Class A Common Stock contained in the Company's registration statement on Form 8-A (file no. 0-23264), as amended, (D) in the Company's Proxy Statement pursuant to Section 14(A) of the Exchange Act on Schedule 14A dated May 21, 1998 under the caption "Executive Compensation -- Employment Agreements," and (E) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                  (x) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xii) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act, and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (xiii) neither the Company nor any subsidiary (other than Emmis Meadowlands Corporation and Emmis 1380 AM Radio Corporation of St. Louis) is or has been a "United States real property holding corporation" within the meaning of Section 897 (c)(2) of the Internal Revenue Code of 1986, as amended, during the applicable period specified in Section 897 (c)(1)(A); and

                  (xiv) except as set forth on Exhibit C, no holder of any
             security of the Company has any right, not effectively satisfied or waived, to require inclusion of shares of common stock or any other security of the Company in the Registration Statement.

             The opinion of Bose McKinney & Evans described in this Section 6(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

             (d) The Underwriters shall have received on the Closing Date an opinion of Bose McKinney & Evans, counsel for the Selling Shareholder, dated the Closing Date, to the effect that:

                  (i) this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder;

                  (ii) the execution and delivery by the Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder will not contravene any provision of applicable law, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                  (iii) the Selling Shareholder has valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

                  (iv) the Custody Agreement and the Power of Attorney of the Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder;

                  (v) delivery of the Shares to be sold by the Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances; and

                  (vi) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (e) The Underwriters shall have received an opinion, dated such Closing Date, of Gardner, Carton & Douglas, FCC counsel for the Company, to the effect that:

             (i) Except for such FCC consents and approvals that have already been obtained and are currently in effect, no consent or approval of the FCC is required under the Communications Act of 1934, as amended, and the regulations promulgated thereunder (the "COMMUNICATIONS LAWS") for the issuance and sale under this Agreement by the Company of the Shares. The execution, delivery and performance of this Agreement in accordance with the terms hereof by the Company does not violate the Communications Laws;

             (ii) Except as described in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998, the Company and the following subsidiaries of the Company (the "SUBSIDIARIES") hold all necessary authorizations, approvals, consents, orders, licenses, certificates and permits issued by the FCC to own and to operate their respective radio broadcast stations (the "STATIONS") as identified below (all such held FCC authorizations, approvals, consents, orders, licenses, certificates and permits of the Subsidiaries collectively, "FCC LICENSES"):


            Corporation                                         Station
            -----------                                         -------

      Emmis FM License Corporation of St. Louis                 KSHE-FM

      Emmis 104.1 FM Radio License Corporation of St. Louis     WALC-FM

      Emmis 106.5 FM License Corporation of St. Louis           WKKX-FM

      Emmis FM License Corporation of Indianapolis              WENS-FM

      Emmis AM Radio License Corporation of Indianapolis        WIBC-AM

      Emmis FM Radio License Corporation of Indianapolis        WNAP-FM


      Emmis 105.7 FM Radio License Corporation of Indianapolis  WTLC-FM

      Emmis 1310 AM Radio License Corporation of Indianapolis   WTLC-AM

      Emmis FM License Corporation of Chicago                   WKQX-FM

      Emmis License Corporation of New York                     WQHT-FM

      Emmis Radio License Corporation of New York               WRKS-FM

      KPWR License, Inc.                                        KPWR-FM



             (iii) Except as set forth, or incorporated by reference, in the Prospectus, such counsel knows of no proceedings pending or threatened in writing under the Communications Laws against the Company, the Subsidiaries or the Stations before or by the FCC or any court having jurisdiction over matters arising under the Communications Laws, relating to any invalidity, revocation or modification of any FCC Licenses, or the violation of the Communications Laws, that would reasonably be expected to have a material adverse effect upon the condition (financial or other), business or properties of the Company and the Subsidiaries taken as a whole;

             (iv) The statements set forth in the Registration Statement under the captions "Risk Factors -- New Technologies" and " -- Broadcast Industry Subject to Federal Regulation"; "Recent Developments --
             SF Acquisition," and "-- Wabash Valley Acquisition" ; and Business Strategy -- Competition"; and in the Company's Annual Report on Form 10-K (file no. 0-23264) for the fiscal year ended February 28, 1998, incorporated by reference in the Registration Statement, under the captions "Item 1. Business. -- Competition," and "-- Federal Regulation," insofar as such statements constitute a summary of Communications Laws and material proceedings thereunder, fairly present such information contained under such captions in light of the circumstances under which such statements are made. The statements set forth in the Registration Statement under the captions "Risk Factors -- New Technologies" and " -- Broadcast Industry Subject to Federal Regulation"; "Recent Developments -- SF Acquisition," and " -- Wabash Valley Acquisition" ; and Business Strategy -- Competition"; and in the Company's Annual Report on Form 10-K (file no. 0-23264), incorporated by reference in the Registration Statement, under the captions "Item 1. Business. -- Competition," and "-- Federal Regulation," insofar as such statements constitute a summary with respect to FCC matters and legal conclusions with respect to FCC matters, fairly and in all material respects accurately present such information contained under such captions in light of the circumstances under which such statements are made;

             (v) Such counsel has no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in rendering the opinion in this subparagraph (v), counsel may qualify its opinion based on the scope of its engagement as FCC counsel for the Company.

           (f) The Underwriters shall have received on the Closing Date an opinion of Dow, Lohnes & Albertson, PLLC, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Section 6(c)(ix) (but only as to the statements in the Prospectus under "Underwriters") and clauses (B), (C) and (D) of 6(c)(xiii) above.

           With respect to Section 6(c)(xiii) and 6(d)(vi) above, Bose McKinney & Evans may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses (B), (C) and (D) of paragraph 6(c)(xiii) above, Dow, Lohnes & Albertson, PLLC may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as specified.

           (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the

      Prospectus or incorporated by reference therein; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

           (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

           (i) The Underwriters shall have received on the Closing Date a waiver, substantially in the form of Exhibit B hereto, from each executive officer, director and beneficial owner of more than five percent of the issued and outstanding Common Stock of the Company and each person, which, to the knowledge of the Company, is an "affiliate" (as defined for purposes of Rule 144 under the Securities Act) of the Company, in each case which possesses registration rights, claims, causes of action or objections under any registration rights agreement entered into by the Company and currently in effect.

      The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

           7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

           (a) To furnish to you, without charge, 15 signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto, but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

           (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

           (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

           (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

           (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending May 31, 1999 that satisfies the provisions of
      Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

           8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the

Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Selling Shareholder, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (d) In case any proceeding (including any governmental investigation shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company and the Selling Shareholder, the Company's officers and directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter
or the Company.   In any such case either you or the Company shall have the
right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                           Very truly yours,

                                           EMMIS BROADCASTING CORPORATION



                                           By:_______________________
                                           Name:
                                           Title:



                                           __________________________
                                           Jeffrey H. Smulyan


Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
LEHMAN BROTHERS INC.
A. G. EDWARDS & SONS, INC.
GOLDMAN, SACHS & CO.
NATIONSBANC MONTGOMERY SECURITIES LLC
SCHRODER & CO. INC.


Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



By:___________________________
     Name:
     Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES INTERNATIONAL
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
A. G. EDWARDS & SONS, INC.
GOLDMAN SACHS INTERNATIONAL
J. HENRY SCHRODER & CO. LIMITED
NATIONSBANC MONTGOMERY SECURITIES LLC


Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. International Limited


By: ____________________________
     Name:
     Title:

                                                                      SCHEDULE I

                               U.S. UNDERWRITERS



                                                                    NUMBER OF
                                                                   FIRM SHARES
                         UNDERWRITER                             TO BE PURCHASED


Morgan Stanley & Co. Incorporated

Credit Suisse First Boston Corporation

Donaldson, Lufkin & Jenrette Securities Corporation

Lehman Brothers Inc.

A. G. Edwards & Sons, Inc.

Goldman, Sachs & Co.

NationsBanc Montgomery Securities LLC

Schroder & Co. Inc.





                                                                      _________

     Total U.S. Firm Shares ..............
                                                                      =========

                                                                     SCHEDULE II

                           INTERNATIONAL UNDERWRITERS




                                                                    NUMBER OF
                                                                   FIRM SHARES
    UNDERWRITER                                                  TO BE PURCHASED


Morgan Stanley & Co. International Limited

Credit Suisse First Boston (Europe) Limited

Donaldson, Lufkin & Jenrette International

Lehman Brothers International (Europe)

A.G. Edwards & Sons, Inc.

Goldman Sachs International

J. Henry Schroder & Co. Limited

NationsBanc Montgomery Securities LLC





                                                                   _________

     Total International Firm Shares ......
                                                                   =========

                                                                    SCHEDULE III

SUBSIDIARY

Duncan America Radio, LLC

Emmis International Corporation

Emmis Meadowlands Corporation

                                                                       EXHIBIT A



                            [FORM OF LOCK-UP LETTER]


                                                                    May __, 1998


Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
A. G. Edwards & Sons, Inc.
Goldman, Sachs & Co.
NationsBanc Montgomery Securities LLC
Schroder & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY  10036

Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
Donaldson, Lufkin & Jenrette International
Lehman Brothers International (Europe)
A.G. Edwards & Sons, Inc.
Goldman Sachs International
J. Henry Schroder & Co. Limited
NationsBanc Montgomery Securities LLC
c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England


     The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Emmis Broadcasting Corporation, an Indiana corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of 5,000,000 shares (the

"SHARES") of the Class A Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                          Very truly yours,


                                          _________________________
                                          (Name)

                                          _________________________
                                          (Address)

                                                                       EXHIBIT B


                               WAIVER AND RELEASE

_________________________________________, hereby waives and releases any and all rights, claims, causes of action or objections it may now or hereafter have pursuant to the Registration Rights Agreements or to require inclusion of shares of Common Stock or any other security of the Company in the Registration Statement (as herein defined), under applicable law or otherwise, in connection with the public offering and sale of 5,000,000 shares of Class A Common Stock by Emmis Broadcasting Corporation, an Indiana corporation ("Emmis") and Mr. Jeffrey H. Smulyan which have been registered pursuant to the Securities Act of 1933, as amended, on the Registration Statement or Form S-3 (file no. 333-52029) (the "Registration Statement"). For purposes hereof, "Registration Rights Agreements" means the Registration Rights Agreement dated as of March 1, 1994 between Emmis and Morgan Stanley Group Inc., the Registration Rights Agreement dated as of January 2, 1986 between Emmis and Morgan Stanley Leveraged Mezzanine Fund, L.P., Connecticut General Life Insurance Company and Aetna Insurance Company, as amended, and the Registration Rights Agreement dated as of January 2, 1986 between Emmis and Morgan Stanley Leveraged Equity Fund, L.P., et al, as amended.





                                      By:______________________________
                                      Name:____________________________
                                      Title:_____________________________

                                                                       EXHIBIT C



1. Registration Rights Agreement dated as of March 1, 1994 between the Company and Morgan Stanley Group, Inc.

2. Registration Rights Agreement dated as of January 2, 1986 between the Company and Morgan Stanley Leveraged Mezzanine Fund, L.P., Connecticut General Life Insurance Company and Aetna Insurance Company, as amended.

3. Registration Rights Agreement dated as of January 2, 1986 between the Company and Morgan Stanley Leveraged Equity Fund, L.P., et al, as amended.